UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018 (May 22, 2018)

FRONT YARD RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
5100 Tamarind Reef
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) On May 24, 2018, Front Yard Residential Corporation (the “Company”) entered into a change in control severance agreement (the “CIC Agreement”) with Rene Dittrich, Chief Accounting Officer. Under the CIC Agreement, Mr. Dittrich is entitled to certain severance payments and benefits if: (i) the Company undergoes a Change in Control (as defined in the CIC Agreement) and (ii) on or within two years thereafter, the Mr. Dittrich's employment is terminated by the employer without Cause or by Mr. Dittrich for Good Reason (in each case, as defined in the CIC Agreement). If these events occur, Mr. Dittrich will be entitled to the following severance payments and benefits: (i) an amount equal to 1.5 times Mr. Dittrich's base salary; (ii) an amount equal to 1.5 times Mr. Dittrich's annual bonus amount for the year of termination; (iii) an amount equal to Mr. Dittrich's annual bonus for the year of termination, prorated based on the number of days of service in that year; (iv) an amount equal to 18.0 times the monthly premium (if any) paid by Mr. Dittrich's employer for medical, dental and vision insurance coverage for Mr. Dittrich and his eligible dependents immediately prior to the termination; (v) immediate vesting of all equity and equity-based awards granted to Mr. Dittrich under the Company’s equity plans; (vi) an amount equal to Mr. Dittrich's annual bonus (if any) earned for the prior year, to the extent not paid as of the termination date; and (vii) all rights accrued as of the termination date, including, without limitation, earned but unpaid base salary and business expense reimbursement. Such payments are subject to Mr. Dittrich's execution of a general release of claims and covenant not to sue and may be subject to offset or reduction in certain circumstances.

The CIC Agreement has an initial three-year term and renews thereafter for successive one-year terms, unless the Company notifies Mr. Dittrich in writing at least 90 days before an upcoming renewal date of its intention not to renew.

The foregoing summary of the CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the Change in Control Severance Agreement, which is filed herewith as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on May 22, 2018 (the “Annual Meeting”). On the record date for the Annual Meeting (April 18, 2018), an aggregate of 53,465,035 shares of common stock were outstanding and entitled to vote at the Annual Meeting. The final results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

(i)	The following Directors were elected to serve until the Company's 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified by the following vote:

Name	For	Withhold	Broker Non-Votes
Rochelle R. Dobbs	36,275,623	4,056,513	9,535,789
George G. Ellison	39,928,730	403,406	9,535,789
Michael A. Eruzione	36,351,075	3,981,061	9,535,789
Wade J. Henderson	36,347,264	3,984,872	9,535,789
George W. McDowell	39,989,262	342,874	9,535,789
David B. Reiner	37,544,971	2,787,165	9,535,789

(ii)	The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018 was ratified by the following vote:

For	Against	Abstentions
49,801,289	59,811	6,825

(iii)	The compensation of the Company's named executive officers as disclosed in the proxy statement was approved, on an advisory basis, by the following vote:

For	Against	Abstentions	Broker Non-Votes
39,731,158	498,616	102,362	9,535,789

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Change in Control Severance Agreement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Front Yard Residential Corporation
May 29, 2018	By:	/s/ Robin N. Lowe
Robin N. Lowe Chief Financial Officer